UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2020 (March 27, 2020)

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5899 Preston Road #505, Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 479-259-2977

1010 NW J Street, Suite I, Bentonville, AR 72712
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	OTCQB

EXPLANATORY NOTE

As previously reported in a Current Report on Form 8-K filed on April 2, 2020, on March 27, 2020, the Company acquired Banner Midstream Corp., a Delaware corporation (“Banner Midstream”), pursuant a Stock Purchase Agreement, dated March 27, 2020 (the “Banner Purchase Agreement”), between the Company and Banner Energy Services, Inc., a Nevada corporation and former parent company of Banner Midstream (“Banner Parent”). Pursuant to the Banner Purchase Agreement, the Company acquired 100% of the outstanding capital stock of Banner Midstream in consideration for 8,945 shares of common stock of the Company valued at $0.544 per share and assumed up to $11,774 in short-term and long-term debt of Banner Midstream and its subsidiaries.

Banner Midstream has four operating subsidiaries: Pinnacle Frac Transport LLC, a Texas limited liability company (“Pinnacle Frac”); Capstone Equipment Leasing LLC, a Texas limited liability company (“Capstone”); White River Holdings Corp., a Delaware corporation (“White River”); and Shamrock Upstream Energy LLC, a Texas limited liability company (“Shamrock”). Pinnacle Frac provides transportation of frac sand and logistics services to major hydraulic fracturing and drilling operations. Capstone procures and finances equipment to oilfield transportation service contractors. These two operating subsidiaries of Banner Midstream are revenue producing entities. White River and Shamrock are engaged in oil and gas exploration, production, and drilling operations on over 10,000 cumulative acres of active mineral leases in Texas, Louisiana, and Mississippi.

The Company issued 8,945 shares of common stock (which Banner Parent issued to certain of its noteholders) and assumed $11,774 in debt and lease liabilities of Banner Midstream, per the Banner Purchase Agreement. The Company’s Chief Executive Officer and another director recused themselves from all board discussions on the acquisition of Banner Midstream as they are stockholders and/or noteholders of Banner Midstream. The transaction was approved by all of the disinterested members of the Board of Directors of the Company. The Chairman and CEO of Banner Parent is a former officer of the Company and is currently the Principal Accounting Officer of the Company and Chief Executive Officer and President of Banner Midstream.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited consolidated financial statements of Banner Midstream Corp. as of and for the years ended December 31, 2019 and 2018, together with the report of RBSM LLP with respect thereto, are included as Exhibit 99.1.

The audited financial statements of Shamrock Upstream Energy LLC as of and for the years ended December 31, 2019 and 2018, together with the report of RBSM LLP with respect thereto, are included as Exhibit 99.2.

The audited combined financial statements of White River Operating LLC and White River Energy LLC as of June 30, 2019 and for the period April 1, 2019 (inception) through June 30, 2019, together with the report of RBSM LLP with respect thereto, are included as Exhibit 99.3; and

The unaudited combined financial statements of White River Holdings Corp., White River Operating LLC and White River Energy LLC as of December 31, 2019 and for the six months ended December 31, 2019 are included as Exhibit 99.4.

(b)	Pro Forma Financial Information.

The unaudited pro forma consolidated financial statements of the Company are included as Exhibit 99.5.

(d)	Exhibits.

Exhibit No.	Description
99.1	Audited consolidated financial statements of Banner Midstream Corp. as of and for the years ended December 31, 2019 and 2018.
99.2	Audited financial statements of Shamrock Upstream Energy LLC, as of and for the years ended December 31, 2019 and 2018.
99.3	Audited combined financial statements of White River Energy LLC, and White River Operating LLC as of June 30, 2019 and for the period April 1, 2019 (Inception) through June 30, 2019.
99.4	Unaudited combined financial statements of White River Holdings Corp, White River Energy LLC and White River Operating LLC as of December 31, 2019 and for the six months ended December 31, 2019.
99.5	Unaudited pro forma consolidated financial statements of Ecoark Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

July 14, 2020	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May
Randy S. May Chief Executive Officer

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